UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________
FORM 8‑K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 9, 2018
LIGAND PHARMACEUTICALS INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33093	77-0160744
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

3911 Sorrento Valley Boulevard, Suite 110	92121
San Diego, CA	(Zip Code)
(Address of principal executive offices)
(858) 550-7500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On August 9, 2018, Ligand Pharmaceutics Incorporated’s wholly owned subsidiary Ligand Holdings UK Ltd. (collectively, the “Company”) announced that it had reached an agreement on the terms of a recommended cash offer (the “Offer”) to acquire the entire issued and to be issued share capital of Vernalis plc (“Vernalis”), a publicly-traded company listed on the London Stock Exchange, at a purchase price of £0.062 per share in cash, which values Vernalis’s existing issued and to be issued share capital at approximately £32.8 million. The Offer is subject to customary closing conditions, including Vernalis shareholder approval, the other terms set forth in the announcement (the “Rule 2.7 Announcement”) issued by the Company pursuant to Rule 2.7 of the City Code on Takeovers and Mergers (the “Code”) and any further terms to be set out in the Vernalis circular to its shareholders (the “Scheme Document”), which is required under the Code to be published on or before September 6, 2018.
In connection with the Offer, the Company and Vernalis entered into a cooperation agreement (the “Cooperation Agreement”) and a break fee agreement (the “Break Fee Agreement”).
Rule 2.7 Announcement
Under the terms set forth in the Rule 2.7 Announcement, the Company shall pay Vernalis shareholders £0.062 per share in cash, valuing Vernalis at approximately £32.8 million, equivalent to approximately $43 million. The parties intend to implement the transaction by way of a scheme of arrangement under Part 26 of the United Kingdom Companies Act 2006 (“Scheme”).
The completion of the Scheme will be conditional upon, among other things (i) approval of the Scheme by a majority in number representing not less than 75% in value of the Vernalis shareholders present and voting (and entitled to vote) at the meeting of Vernalis shareholders to be convened by order of the High Court of Justice of England and Wales (the “Court Meeting”) and approval of related resolutions by Vernalis shareholders holding at least 75% of the votes cast at a meeting of Vernalis shareholders convened by Vernalis (the “General Meeting”) and (ii) the sanction of the Scheme by the High Court of Justice of England and Wales. The conditions to the Scheme are set out in full in the Rule 2.7 Announcement. Subject to the satisfaction, or where applicable waiver, of such conditions, it is expected that the Scheme will become effective in October 2018.
The Company has reserved the right to implement the Scheme by way of a takeover offer (as defined in Part 28 of the United Kingdom Companies Act 2006), subject to the terms of the Cooperation Agreement and the consent of the Panel on Takeovers and Mergers in the United Kingdom (the “Panel”).
Cooperation Agreement
On August 9, 2018, the Company and Vernalis entered into the Cooperation Agreement pursuant to which Vernalis and the Company have agreed to certain undertakings to cooperate and provide each other with reasonable information and assistance in relation to the filings, notifications and submissions to be made in relation to any required regulatory clearances and authorizations. The parties have also agreed to provide Vernalis with reasonable information, assistance and access for the preparation of key shareholder and Scheme documentation.
The Cooperation Agreement shall terminate (subject to certain provisions surviving) (i) if the Scheme (or the Offer, as the case may be) is withdrawn or lapses in accordance with its terms prior to December 31, 2018 (the “Long Stop Date”); (ii) if the Vernalis board of directors withdraws or adversely modifies its recommendation of the Scheme; (iii) if a competing proposal completes, becomes effective or is declared or becomes unconditional in all respects; (iv) if the Scheme Document does not include a unanimous and unconditional recommendation from the Vernalis board of directors that the Vernalis shareholders vote in favor of the resolutions to be proposed at the Court Meeting and General Meeting; (v) upon written notice by either party to the other, if the closing date has not occurred by the Long Stop Date; (vi) if the transaction (whether implemented by way of Scheme or an Offer) lapses, terminates or is withdrawn in accordance with the Code (and with the consent of the Panel, if required); (vii) if the Scheme is not approved by the requisite majority of Vernalis shareholders at the Court Meeting or the relevant resolutions are not passed by the requisite majority of Vernalis shareholders at the General Meeting and, within two business days of a request from the Company, Vernalis fails to give its consent to implement the transaction by way of an Offer rather than the Scheme; or (viii) if agreed in writing between the parties.
The Company and Vernalis have also agreed to the implementation of certain matters relating to the treatment of awards and options under certain equity plans operated by Vernalis and certain other employee-related arrangements.
Break Fee Agreement
On August 9, 2018, the Company and Vernalis entered into the Break Fee Agreement pursuant to which Vernalis has agreed to pay a break fee to the Company of an amount in cash equal to one percent (1%) of the value of any competing offer which is made for Vernalis, in the event that such competing offer is declared unconditional in all respects or is otherwise completed or becomes effective.
The foregoing summary does not purport to be complete and is subject to a copy of the Rule 2.7 Announcement, the Cooperation Agreement and the Break Fee Letter, attached as Exhibit 2.1, Exhibit 10.1 and Exhibit 10.2, respectively, to this Form 8-K and incorporated herein by reference.
Forward-Looking Statements

This report contains forward-looking statements by the Company that involve risks and uncertainties and reflect the Company’s judgment as of the date of this report. Words such as “plans,” “believes,” “expects,” “anticipates,” and “will,” and similar expressions, are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements regarding: the expected timing of the completion of the transaction with Vernalis; the conditions of the transaction; the timing and results of the review by the Panel; and the timing and amount of any break fee. Actual events or results may differ from the Company’s expectations. For example, various closing conditions for the transaction may not be satisfied or waived, including risk that Vernalis shareholders do not approve the transaction or a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction, or the terms of such approval. The failure to meet expectations with respect to any of the foregoing matters may reduce Ligand's stock price. Additional information concerning these and other risk factors affecting Ligand can be found in the Company’s public periodic filings with the Securities and Exchange Commission available at www.sec.gov. The Company disclaims any intent or obligation to update these forward-looking statements beyond the date of this report. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Foreign Exchange Conversion

Amounts converted from pound sterling to U.S. dollars have been converted at the prevailing exchange rate as of the date of this announcement.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
2.1	Rule 2.7 Announcement issued by Ligand Holdings UK Ltd., dated August 9, 2018
10.1	Cooperation Agreement, dated August 9, 2018, by and between Vernalis plc and Ligand Holdings UK Ltd.
10.2	Break Fee Agreement, dated August 9, 2018, by and between Vernalis plc and Ligand Holdings UK Ltd.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED
Date: August 9, 2018	By: /s/ Charles Berkman Name: Charles Berkman Title: Senior Vice President, General Counsel and Secretary